Exhibit 99.1
NEWS

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 SECOND QUARTER RESULTS

FISCAL 2026 Q2 HIGHLIGHTS

•Net sales of $917.8 million increased 2.9% YoY
•Operating income of $64.8 million, or $69.1 million on an adjusted basis1
•Operating margin of 7.1%, or 7.5% on an adjusted basis1
•Diluted EPS of $0.76 vs. $0.70 in the prior fiscal year quarter
•Adjusted diluted EPS of $0.82 vs. $0.72 in the prior fiscal year quarter1

MELVILLE, N.Y. and DAVIDSON, N.C. (APRIL 1, 2026) - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM) (“MSC,” “MSC Industrial,” the “Company,” “we,” “us,” or “our”), a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services, today reported financial results for its fiscal 2026 second quarter ended February 28, 2026.

Financial Highlights [2]	FY26 Q2		FY25 Q2		Change	FY26 YTD		FY25 YTD		Change
Net Sales	$917.8		$891.7		2.9%	$1,883.5		$1,820.2		3.5%
Income from Operations	$64.8		$62.2		4.1%	$141.0		$134.5		4.8%
Operating Margin	7.1%		7.0%			7.5%		7.4%
Net Income Attributable to MSC	$42.5		$39.3		8.1%	$94.3		$85.9		9.7%
Diluted EPS	$0.76	[3]	$0.70	[4]	8.6%	$1.69	[3]	$1.54	[4]	9.7%

Adjusted Financial Highlights [2]	FY26 Q2		FY25 Q2		Change	FY26 YTD		FY25 YTD		Change
Net Sales	$917.8		$891.7		2.9%	$1,883.5		$1,820.2		3.5%
Adjusted Income from Operations [1]	$69.1		$63.7		8.5%	$150.3		$138.3		8.7%
Adjusted Operating Margin [1]	7.5%		7.1%			8.0%		7.6%
Adjusted Net Income Attributable to MSC [1]	$45.8		$40.4		13.4%	$101.3		$88.8		14.1%
Adjusted Diluted EPS [1]	$0.82	[3]	$0.72	[4]	13.9%	$1.81	[3]	$1.59	[4]	13.8%

[1] Represents a non-GAAP financial measure. An explanation and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure are presented in the schedules accompanying this press release.

2 In millions except percentages and per share data or as otherwise noted.
[3] Based on 55.9 million weighted-average diluted shares outstanding for FY26 Q2 and FY26 YTD.
[4] Based on 55.9 million and 56.0 million weighted-average diluted shares outstanding for FY25 Q2 and FY25 YTD, respectively.

Martina McIsaac, President and Chief Executive Officer, said, “I am encouraged by our performance which resulted in year-over-year operating margin expansion for the second consecutive quarter. While we have not yet seen volumes return to a positive trend, our Core Customer daily sales outperformed total company for the third consecutive quarter, and we expect our volume performance to improve throughout the remainder of the fiscal year.”

Greg Clark, Vice President and Interim Chief Financial Officer, added, “Although sales fell short of expectations, I am encouraged by our operating margin, which improved 10 basis points compared to prior year, or 40 basis points on an adjusted basis to 7.5% and within the range of our outlook. This improvement was supported by gross margin expansion as well as actions that took structural costs out of the business and allowed us to achieve incremental margins of 10% or 21% on an adjusted basis this quarter.”

McIsaac concluded, “Looking ahead, I remain confident in MSC’s ability to execute on our strategic priorities. As we exit the first half of the fiscal year, we expect sales growth and profitability to further strengthen as we leverage our work in sales optimization and productivity. This is reflected in the average daily sales growth of 6% and 10% adjusted operating margin at the midpoint of our outlook for the fiscal third quarter.”

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 SECOND QUARTER RESULTS	2

Third Quarter Fiscal 2026 Financial Outlook
ADS Growth (YoY)	5.0% - 7.0%
Adjusted Operating Margin[1]	9.7% - 10.3%

Full-Year Fiscal 2026 Outlook for Certain Financial Metrics Maintained
•Depreciation and amortization expense of ~$95M-$100M
•Interest and other expense of ~$35M
•Capital expenditures of ~$100M-$110M
•Free cash flow conversion1 of ~90%
•Tax rate of ~24.5%-25.5%

1 Guidance provided is a non-GAAP financial measure presented on an adjusted basis. For further details see the Non-GAAP financial measures information presented in the schedules accompanying this press release.

Conference Call Information
MSC will host a conference call today at 8:30 a.m. EDT to review the Company’s fiscal 2026 second quarter results. To access the earnings release, webcast, presentation slides and operational statistics, please visit the Company's website at: http://investor.mscdirect.com. Alternatively, the conference call can be accessed by dialing 1-888-506-0062 (U.S.) or 1-973-528-0011 (international) and providing the access code 987025.

An online archive of the broadcast will be available within one hour of the conclusion of the call and remain available until Wednesday, April 15, 2026. The Company’s reporting date for its fiscal 2026 third quarter results is scheduled for July 1, 2026.

Contact Information
Investors:	Media:
Ryan Mills, CFA	Leah Kelso
VP, Investor Relations & Business Development	VP, Communications & Sales Enablement
Rmills@mscdirect.com	Leah.Kelso@mscdirect.com

About MSC Industrial Supply Co.
MSC Industrial Supply Co. (NYSE: MSM) is a leading North American distributor of a broad range of metalworking, maintenance, repair and operations (MRO), and production fastener and hardware products and services. With approximately 2.5 million products, industry‑leading inventory management and supply chain solutions, and more than 80 years of experience, we help customers improve productivity, profitability, and operational performance.

Our team of over 7,000 associates partners closely with customers across industries to keep their operations running efficiently today while enabling them with insights and comprehensive solutions to continually rethink, retool, and optimize for a more productive tomorrow.

For more information on MSC Industrial, please visit mscdirect.com.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 SECOND QUARTER RESULTS	3

Cautionary Note Regarding Forward-Looking Statements
Statements in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact, that address activities, events or developments that MSC expects, believes or anticipates will or may occur in the future, including statements about results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth and profitability, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. In addition, statements which refer to expectations, projections or other characterizations of future events or circumstances, statements involving a discussion of strategy, plans or intentions, statements about management’s assumptions, projections or predictions of future events or market outlook and any other statement other than a statement of present or historical fact are forward-looking statements. The inclusion of any statement in this press release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on our business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions in the markets in which we operate; changing customer and product mixes; volatility in commodity, energy and labor prices, and the impact of prolonged periods of low, high or rapid inflation; competition, including the adoption by competitors of aggressive pricing strategies or sales methods; industry consolidation and other changes in the industrial distribution sector; the applicability of laws and regulations relating to our status as a supplier to the U.S. government and public sector; the credit risk of our customers; our ability to accurately forecast customer demands; interruptions in our ability to make deliveries to customers; supply chain disruptions; our ability to attract and retain sales and customer service personnel; the risk of loss of key suppliers or contractors or key brands; changes to trade policies or trade relationships, including tariff policies; risks associated with opening or expanding our customer fulfillment centers; our ability to estimate the cost of healthcare claims incurred under our self-insurance plan; interruption of operations at our headquarters or customer fulfillment centers; products liability due to the nature of the products that we sell; impairments of goodwill and other indefinite-lived intangible assets; the impact of climate change; operating and financial restrictions imposed by the terms of our material debt instruments; our ability to access additional liquidity; the significant influence that our principal shareholders will continue to have over our decisions; our ability to execute on our E-commerce strategies and maintain our digital platforms; costs associated with maintaining our information technology (“IT”) systems and complying with data privacy laws; disruptions or breaches of our IT systems or violations of data privacy laws, including such disruptions or breaches in connection with our E-commerce channels; risks related to online payment methods and other online transactions; the retention of key management personnel; litigation risk due to the nature of our business; failure to comply with environmental, health, and safety laws and regulations; and our ability to comply with, and the costs associated with, social and environmental responsibility policies. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the United States Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 SECOND QUARTER RESULTS	4

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Balance Sheets
(In thousands)

	February 28, 2026	August 30, 2025
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$46,192	$56,228
Accounts receivable, net of allowance for credit losses	373,553	423,306
Inventories	677,384	644,090
Prepaid expenses and other current assets	132,599	102,930
Total current assets	1,229,728	1,226,554
Property, plant and equipment, net	345,001	346,706
Goodwill	724,456	723,702
Identifiable intangibles, net	77,829	85,455
Operating lease assets	46,459	52,464
Other assets	27,344	27,183
Total assets	$2,450,817	$2,462,064
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of debt including obligations under finance leases	$317,233	$316,868
Current portion of operating lease liabilities	21,491	22,236
Accounts payable	222,143	225,150
Accrued expenses and other current liabilities	148,175	165,092
Total current liabilities	709,042	729,346
Long-term debt including obligations under finance leases	194,517	168,831
Noncurrent operating lease liabilities	25,491	30,872
Deferred income taxes and tax uncertainties	136,543	136,513
Total liabilities	1,065,593	1,065,562
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	—	—
Class A Common Stock	57	57
Additional paid-in capital	1,102,284	1,093,630
Retained earnings	420,212	432,622
Accumulated other comprehensive loss	(18,438)	(20,736)
Class A treasury stock, at cost	(120,544)	(117,363)
Total MSC Industrial shareholders’ equity	1,383,571	1,388,210
Noncontrolling interest	1,653	8,292
Total shareholders’ equity	1,385,224	1,396,502
Total liabilities and shareholders’ equity	$2,450,817	$2,462,064

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 SECOND QUARTER RESULTS	5

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	February 28, 2026	March 1, 2025	February 28, 2026	March 1, 2025
Net sales	$917,774	$891,717	$1,883,458	$1,820,201
Cost of goods sold	540,186	526,487	1,113,193	1,076,784
Gross profit	377,588	365,230	770,265	743,417
Operating expenses	310,342	301,578	621,910	605,141
Restructuring and other costs	2,454	1,406	7,324	3,750
Income from operations	64,792	62,246	141,031	134,526
Other income (expense):
Interest expense	(5,587)	(6,226)	(11,003)	(12,301)
Interest income	130	233	405	574
Other expense, net	(3,317)	(4,540)	(6,901)	(10,484)
Total other expense	(8,774)	(10,533)	(17,499)	(22,211)
Income before provision for income taxes	56,018	51,713	123,532	112,315
Provision for income taxes	13,860	12,566	30,266	27,474
Net income	42,158	39,147	93,266	84,841
Less: Net loss attributable to noncontrolling interest	(326)	(167)	(1,022)	(1,096)
Net income attributable to MSC Industrial	$42,484	$39,314	$94,288	$85,937
Per share data attributable to MSC Industrial:
Net income per common share:
Basic	$0.76	$0.70	$1.69	$1.54
Diluted	$0.76	$0.70	$1.69	$1.54
Weighted-average shares used in computing net income per common share:
Basic	55,809	55,793	55,807	55,845
Diluted	55,900	55,851	55,938	55,960

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 SECOND QUARTER RESULTS	6

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Comprehensive Income
(In thousands)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	February 28, 2026	March 1, 2025	February 28, 2026	March 1, 2025
Net income, as reported	$42,158	$39,147	$93,266	$84,841
Other comprehensive income, net of tax:
Foreign currency translation adjustments	3,631	(2,596)	2,729	(6,662)
Comprehensive income	45,789	36,551	95,995	78,179
Comprehensive income attributable to noncontrolling interest:
Net loss	326	167	1,022	1,096
Foreign currency translation adjustments	(323)	57	(431)	291
Comprehensive income attributable to MSC Industrial	$45,792	$36,775	$96,586	$79,566

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 SECOND QUARTER RESULTS	7

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twenty-Six Weeks Ended
	February 28, 2026	March 1, 2025
Cash Flows from Operating Activities:
Net income	$93,266	$84,841
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50,407	44,671
Amortization of cloud computing arrangements	598	995
Non-cash operating lease cost	11,819	12,189
Stock-based compensation	9,328	7,192
Loss on disposal of property, plant and equipment	153	401
Property, plant and equipment asset impairment	1,890	—
Non-cash changes in fair value of estimated contingent consideration	—	269
Provision for credit losses	3,142	4,316
Expenditures for cloud computing arrangements	(2,001)	(1,080)
Changes in operating assets and liabilities:
Accounts receivable	47,798	10,514
Inventories	(30,660)	(3,695)
Prepaid expenses and other current assets	(28,110)	(10,827)
Operating lease liabilities	(11,941)	(12,304)
Other assets	779	67
Accounts payable and accrued liabilities	(22,659)	18,785
Total adjustments	30,543	71,493
Net cash provided by operating activities	123,809	156,334
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(43,325)	(49,957)
Cash used in acquisitions, net of cash acquired	(240)	(790)
Net proceeds from sale of property	1,057	—
Net cash used in investing activities	(42,508)	(50,747)
Cash Flows from Financing Activities:
Repurchases of Class A Common Stock	(13,723)	(30,541)
Payments of regular cash dividends	(97,175)	(94,933)
Proceeds from sale of Class A Common Stock in connection with Associate Stock Purchase Plan	2,118	2,237
Proceeds from exercise of Class A Common Stock options	—	120
Borrowings under credit facilities	218,000	197,000
Payments under credit facilities	(193,000)	(166,750)
Purchase of noncontrolling interest	(8,195)	—
Borrowings under financing obligations	1,134	699
Other, net	(503)	(922)
Net cash used in financing activities	(91,344)	(93,090)
Effect of foreign exchange rate changes on cash and cash equivalents	7	(809)
Net (decrease) increase in cash and cash equivalents	(10,036)	11,688
Cash and cash equivalents—beginning of period	56,228	29,588
Cash and cash equivalents—end of period	$46,192	$41,276

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$40,233	$31,101
Cash paid for interest	$10,939	$12,250

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 SECOND QUARTER RESULTS	8

Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented consistent with accounting principles generally accepted in the United States (“GAAP”), the Company discloses certain non-GAAP financial measures, including non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP provision for income taxes, non-GAAP net income and non-GAAP diluted earnings per share, that exclude items such as restructuring and other costs, property, plant and equipment asset impairment, and share reclassification litigation costs, and tax effects.

These non-GAAP financial measures are not presented in accordance with GAAP or alternatives for GAAP financial measures and may be different from similar non-GAAP financial measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measure and should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP financial measure.

This press release also includes certain forward-looking information that is not presented in accordance with GAAP, including adjusted operating margin and free cash flow conversion. The Company believes that a quantitative reconciliation of such forward-looking information to the most directly comparable financial measures calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts because a reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of potential future events such as restructurings, M&A activity, and other infrequent or unusual gains and losses. Neither the timing or likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measures is not provided.

•Incremental Operating Margin and Adjusted Incremental Operating Margin

The Company defines Incremental Operating Margin as the change in year-over-year Income from Operations as a percentage of the change in year-over-year Net Sales and Adjusted Incremental Operating Margin as Incremental Operating Margin adjusted to exclude restructuring and other costs, property, plant and equipment asset impairment, and share reclassification litigation costs by excluding such items from Income from Operations. The Company’s management believes that Incremental Operating Margin is useful because it shows the direction that operating profit margins are moving as a result of changes in net sales between periods, and that, by excluding the aforementioned items, Adjusted Incremental Operating Margin helps to more clearly show, on a comparable basis between periods, trends in the Company’s underlying business and results of operations. The Company believes that investors benefit from seeing results from the perspective of management in addition to seeing results presented in accordance with GAAP for the same reasons and purposes for which management uses such non-GAAP financial measures.

•Free Cash Flow (“FCF”) and Free Cash Flow Conversion (“FCF Conversion”)

FCF is a non-GAAP financial measure. FCF is used in addition to and in conjunction with results presented in accordance with GAAP, and FCF should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure. FCF, which we reconcile to “Net cash provided by operating activities,” is cash flow from operations reduced by “Expenditures for property, plant and equipment”. We believe that FCF, although similar to cash flow from operations, is a useful additional measure since capital expenditures are a necessary component of ongoing operations. Management also views FCF, as a measure of the Company’s ability to reduce debt, add to cash balances, pay dividends, and repurchase stock. FCF has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. For example, FCF does not incorporate payments made on finance lease obligations or required debt service payments. In addition, different companies define FCF differently. Therefore, we believe it is important to view FCF as a complement to our entire consolidated statements of cash flows. FCF Conversion is useful to investors for the foregoing reasons and as a measure of the rate at which the Company converts its net income reported in accordance with GAAP to cash inflows, which helps investors assess whether the Company is generating sufficient cash flow to provide an adequate return.

•Results Excluding Restructuring and Other Costs, Property, Plant and Equipment Asset Impairment, and Share Reclassification Litigation Costs

In calculating certain non-GAAP financial measures, we exclude items such as restructuring and other costs, property, plant and equipment asset impairment, and share reclassification litigation costs, and tax effects. Management makes these adjustments to facilitate a review of the Company’s operating performance on a comparable basis between periods, for comparing with forecasts and strategic plans, for identifying and analyzing trends in the Company’s underlying business and for benchmarking performance externally against competitors. We believe that investors benefit from seeing results from the perspective of management in addition to seeing results presented in accordance with GAAP for the same reasons and purposes for which management uses such non-GAAP financial measures.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 SECOND QUARTER RESULTS	9

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirteen Weeks Ended February 28, 2026
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability		Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Property, Plant and Equipment Asset Impairment	Adjusted Total MSC Industrial
Net Sales	$917,774	$—	$—	$917,774

Cost of Goods Sold	540,186	—	—	540,186

Gross Profit	377,588	—	—	377,588
Gross Margin	41.1%	—%	—%	41.1%

Operating Expenses	310,342	—	1,890	308,452
Operating Expenses as % of Sales	33.8%	—%	(0.2)%	33.6%

Restructuring and Other Costs	2,454	2,454	—	—

Income from Operations	64,792	(2,454)	(1,890)	69,136
Operating Margin	7.1%	0.3%	0.2%	7.5%
Incremental Margin	9.8%	4.0%	7.3%	21.0%

Total Other Expense	(8,774)	—	—	(8,774)

Income before provision for income taxes	56,018	(2,454)	(1,890)	60,362

Provision for income taxes	13,860	(607)	(467)	14,934
Net income	42,158	(1,847)	(1,423)	45,428
Net loss attributable to noncontrolling interest	(326)	—	—	(326)
Net income attributable to MSC Industrial	$42,484	$(1,847)	$(1,423)	$45,754

Net income per common share:
Diluted	$0.76	$(0.03)	$(0.03)	$0.82

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 SECOND QUARTER RESULTS	10

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Twenty-Six Weeks Ended February 28, 2026
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Share Reclassification Litigation Costs	Property, Plant and Equipment Asset Impairment	Adjusted Total MSC Industrial
Net Sales	$1,883,458	$—	$—	$—	$1,883,458

Cost of Goods Sold	1,113,193	—	—	—	1,113,193

Gross Profit	770,265	—	—	—	770,265
Gross Margin	40.9%	—%	—%	—%	40.9%

Operating Expenses	621,910	—	51	1,890	619,969
Operating Expenses as % of Sales	33.0%	—%	0.0%	(0.1)%	32.9%

Restructuring and Other Costs	7,324	7,324	—	—	—

Income from Operations	141,031	(7,324)	(51)	(1,890)	150,296
Operating Margin	7.5%	0.4%	0.0%	0.1%	8.0%
Incremental Margin	10.3%	5.6%	0.1%	3.0%	19.0%

Total Other Expense	(17,499)	—	—	—	(17,499)

Income before provision for income taxes	123,532	(7,324)	(51)	(1,890)	132,797

Provision for income taxes	30,266	(1,794)	(12)	(463)	32,535
Net income	93,266	(5,530)	(39)	(1,427)	100,262
Net loss attributable to noncontrolling interest	(1,022)	—	—	—	(1,022)
Net income attributable to MSC Industrial	$94,288	$(5,530)	$(39)	$(1,427)	$101,284

Net income per common share:
Diluted	$1.69	$(0.10)	$0.00	$(0.03)	$1.81

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 SECOND QUARTER RESULTS	11

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirteen Weeks Ended March 1, 2025
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability	Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Adjusted Total MSC Industrial
Net Sales	$891,717	$—	$891,717

Cost of Goods Sold	526,487	—	526,487

Gross Profit	365,230	—	365,230
Gross Margin	41.0%	—%	41.0%

Operating Expenses	301,578	—	301,578
Operating Expenses as % of Sales	33.8%	—%	33.8%

Restructuring and Other Costs	1,406	1,406	—

Income from Operations	62,246	(1,406)	63,652
Operating Margin	7.0%	0.2%	7.1%

Total Other Expense	(10,533)	—	(10,533)

Income before provision for income taxes	51,713	(1,406)	53,119

Provision for income taxes	12,566	(337)	12,903
Net income	39,147	(1,069)	40,216
Net loss attributable to noncontrolling interest	(167)	—	(167)
Net income attributable to MSC Industrial	$39,314	$(1,069)	$40,383

Net income per common share:
Diluted	$0.70	$(0.02)	$0.72

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 SECOND QUARTER RESULTS	12

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Twenty-Six Weeks Ended March 1, 2025
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability	Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Adjusted Total MSC Industrial
Net Sales	$1,820,201	$—	$1,820,201

Cost of Goods Sold	1,076,784	—	1,076,784

Gross Profit	743,417	—	743,417
Gross Margin	40.8%	—%	40.8%

Operating Expenses	605,141	—	605,141
Operating Expenses as % of Sales	33.2%	—%	33.2%

Restructuring and Other Costs	3,750	3,750	—

Income from Operations	134,526	(3,750)	138,276
Operating Margin	7.4%	0.2%	7.6%

Total Other Expense	(22,211)	—	(22,211)

Income before provision for income taxes	112,315	(3,750)	116,065

Provision for income taxes	27,474	(892)	28,366
Net income	84,841	(2,858)	87,699
Net loss attributable to noncontrolling interest	(1,096)	—	(1,096)
Net income attributable to MSC Industrial	$85,937	$(2,858)	$88,795

Net income per common share:
Diluted	$1.54	$(0.05)	$1.59

*Individual amounts may not agree to the total due to rounding.